Exhibit 99.2
19 December 2008
To the Noble Team:
     As you probably already know, today we issued a press release announcing plans to change our parent company’s place of incorporation from the Cayman Islands to Switzerland.  Assuming we receive approval from our shareholders and the Cayman Island authorities, we expect the change of domicile to be effective near the end of the first quarter 2009.
     Along with the other members of our Board of Directors, I believe changing our domicile to Switzerland is in the best interest of Noble’s shareholders, customers and the entire Noble team.  We believe that Switzerland affords Noble a stable commercial and financial environment along with a well established tax regime, which collectively will allow us to maintain our current competitive position in the ever changing global marketplace.
     While we may decide to relocate some of the executive staff to Switzerland in the future, most of us will experience very little change as a result of this process.  Our division offices will continue to operate as they do today and each one will continue to be supported by our operations support functions which will continue to be located in Sugar Land.  The functional aspects of most of your day to day activities will remain largely unchanged.  Our parent company will continue to be listed on the New York Stock Exchange under the symbol “NE” and this transition will be seamless to our customers, shore based employees and our teammates who work offshore.
     In short, I do not expect any significant changes in the working location or duties for the vast majority of our employees. Likewise, our commitment to operational excellence, safety and sound corporate governance practices will remain central to our overall strategy. We will be posting additional information on our website, including the proxy that we plan to send to shareholders. I encourage you to read these materials if you are interested in learning more about the process we are undertaking. Likewise, we will update you as we move forward with this strategic change.
     As always, I appreciate all you do to make Noble a leader in the offshore drilling industry. I wish each of you a joyous holiday season and a happy, healthy and prosperous New Year.
Best personal regards,
David W. Williams

Important Additional Information Regarding the Transaction will be Filed with the SEC
     In connection with the change in Noble Corporation’s (the “Company”) place of incorporation (the “Transaction”), the Company intends to file materials related to the Transaction with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE COMPANY. Investors and security holders may obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or at Noble’s website at www.noblecorp.com. Security holders and other interested parties will also be able to obtain, without charge, copies of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number (281) 276-6100.
Participants in Solicitation
     The Company and its directors, executive officers and certain other shareholders of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Transaction. Information about these persons is set forth in the Company’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on March 24, 2008. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Transaction that will be filed with the SEC.